NPC International, Inc.
7300 West 129 Street
Overland Park, Kansas 66213

February 17, 2016

Troy Cook

Re:    2016 Bonus Eligibility and Amendment to Employment Agreement

Dear Troy:

Reference is made to that certain Amended and Restated Employment Agreement (the "Employment Agreement"), dated as of November 4, 2011, by and among NPC International, Inc. ("NPC"), NPC Acquisition Holdings, LLC ("Holdings"), NPC International Holdings, Inc. ("Parent") and you ("Employee"). All capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

Employee hereby acknowledges and agrees that, notwithstanding anything to the contrary in the Employment Agreement, solely in respect of the Company's fiscal year ending December 29, 2016 ("FY2016"), the Bonus Compensation scheme set forth in Section 4.2 of the Employment Agreement shall be disregarded (including, for the avoidance of doubt, any Departmental Performance Bonus Compensation, Adjusted EBITDA Bonus Compensation, FCF Bonus Compensation and Revenue Bonus Compensation or other bonus referred to in the Employment Agreement) and, in lieu thereof, Employee shall be eligible for a FY2016 bonus based on the methodology set forth on Exhibit A attached hereto.

In addition, Employee, NPC, Holdings and Parent hereby agree that, effective with respect to FY2016 and each fiscal year thereafter, Section 3 of Exhibit C to the Employment Agreement is hereby deleted in its entirety and replaced with the following:

3.    Aggregate Bonus Target Payout. Except as provided above for FY 2016 and until changed by written agreement of the Company and Employee, Employee's Bonus Compensation target payout for each fiscal year shall be 70% of Base Salary, and shall be comprised of the following bonus objectives and target payouts of the Bonus Compensation:

Bonus Objective	Target Bonus Payout
Adjusted EBITDA	35% of Base Salary ("Adjusted EBITDA Target Bonus Payout")
Revenues	14% of Base Salary ("Revenue Target Bonus Payout")
Free Cash Flow	14% of Base Salary ("FCF Target Bonus Payout")
Departmental Bonus	7% of Base Salary ("Departmental Bonus Payout")

Except as expressly modified and amended above, the Employment Agreement shall remain in full force and effect (including in respect of any Bonus Compensation after FY2016).

* * * * * * *

Please acknowledge your agreement with the terms of this letter agreement by counter-signing and returning this letter agreement to the Company.

Very truly yours,

NPC INTERNATIONAL, INC.

By: /s/ James K. Schwartz_______
Name:     James K. Schwartz
Title:    Chairman, President and CEO

ACKNOWLEDGEMENT AND AGREEMENT

Effective as of the date of this letter agreement, Employee hereby agrees to be bound by its terms.

/s/ Troy D. Cook
Troy Cook

Exhibit A

Bonus Methodology

EXHIBIT A

Troy Cook
Executive Vice President & CFO

Criteria	Weight	Threshold Results (50%)	Qualifying Result (75%)	Target Result (100%)	Step Change (150%)	Maximum (175%)
EBITDA	100%	93.5% - 94.9% of plan	95.0% - 99.9% of plan	100.0% - 104.9% of plan	105.0% - 109.9% of plan	110.0%+ of plan

All bonus payments are interpolated per employment contract.